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                                                                       EXHIBIT 5


            [FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN LETTERHEAD]


                                 June 30, 1999

Mustang Software, Inc.
6200 Lake Ming Road
Bakersfield CA 93306

                  Re:      Mustang Software, Inc.
                           Registration Statement on Form S-3
                           SEC 333-78687

Dear Sirs:

We have acted as special counsel to Mustang Software, Inc., a California corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-3, File No. 333-78687, together with Amendment No.1 thereto (collectively, the "Registration Statement"), of the Company, with exhibits as filed in connection therewith and the form of prospectus contained therein, for registration for resale under the Securities Act of 1933, as amended, of 637,634 shares of the Company's common stock, no par value (the Common Stock ).

For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein that were not independently established.

Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that

         1. in the case of the shares of Common Stock that are outstanding at the date hereof and registered pursuant to the Registration Statement, such shares are legally issued, fully paid and non-assessable shares of the Common Stock of the Company;


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Mustang Software, Inc.
June 30, 1999
Page 2


         2. in the case of the shares of Common Stock registered pursuant to the Registration Statement issuable upon conversion of the Series A Convertible Preferred Stock of the Company, such shares will be, upon conversion of such Series A Convertible Preferred Stock in accordance with the terms applicable to such the Series A Convertible Preferred Stock, legally issued, fully paid and non-assessable shares of the Common Stock; and

         3. in the case of the shares of Common Stock registered pursuant to the Registration Statement issuable upon exercise of the warrants, such shares will be, upon exercise of the warrants and payment of the applicable exercise price therefor, legally issued, fully paid and non-assessable shares of the Common Stock.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of California. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term expert as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                Very truly yours,


                                                /s/ FRESHMAN, MARANTZ, ORLANSKI,
                                                    COOPER & KLEIN
                                                --------------------------------
                                                    FRESHMAN, MARANTZ, ORLANSKI,
                                                    COOPER & KLEIN